QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 13, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METABOLIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8731 (Primary Standard Industrial Classification Code Number)	04-3158289 (I.R.S. Employer Identification No.)
21 Erie Street Cambridge, MA 02139 (617) 492-0505 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

James J. Barber
Chief Executive Officer
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 492-0505
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
John M. Mutkoski, Esq. Christopher J. Denn, Esq. Robert E. Puopolo, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Charles Ruck, Esq. Joshua Tinkelman, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-135760

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,150,000	$14.00	$16,100,000	$1,722.70

(1)
Includes 150,000 shares of common stock which may not be purchased by the underwriters to cover over-allotments, if any.

        This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The contents of the Registration Statement on Form S-1 (File No. 333-135760) filed by Metabolix, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on November 9, 2006, is incorporated by reference into this Registration Statement.

        We are filing this Registration Statement for the sole purpose of increasing by 1,150,000 shares the number of shares of our common stock to be registered.

        The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on November 13, 2006), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank's regular business hours no later than November 13, 2006.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on November 13, 2006.

METABOLIX, INC.
By:	/s/ JAMES J. BARBER Name: James J. Barber Title: President, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ JAMES J. BARBER James J. Barber	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 13, 2006
* Dr. Oliver P. Peoples	Chief Scientific Officer, Vice President Research and Director	November 13, 2006
/s/ THOMAS G. AUCHINCLOSS, JR. Thomas G. Auchincloss, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)	November 13, 2006
/s/ ANINDA KATRAGADDA Aninda Katragadda	Director of Finance and Corporate Controller (Principal Accounting Officer)	November 13, 2006
* Edward M. Muller	Chairman of the Board, Director	November 13, 2006
* Edward M. Giles	Director	November 13, 2006
* Dr. Jay Kouba	Director	November 13, 2006
* Jack W. Lasersohn	Director	November 13, 2006

2

* Dr. Anthony J. Sinskey	Director	November 13, 2006
* Dr. Matthew Strobeck	Director	November 13, 2006
* Robert L. Van Nostrand	Director	November 13, 2006
*By:	/s/ JAMES J. BARBER James J. Barber Attorney-in-fact

3

EXHIBIT INDEX

Number	Description
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1
Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Metabolix, Inc. filed on July 14, 2006, September 21, 2006 and October 20, 2006, Registration No. 333-135760)

4

QuickLinks

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX